Registration No. 333-13558

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 3

to

FORM F-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Rio Tinto Finance (USA) Limited (ABN 84 062 129 551) (Exact name of Registrant as specified in its Charter)	Rio Tinto plc (Exact name of Registrant as specified in its Charter)	Rio Tinto Limited (ABN 96 004 458 404) (Exact name of Registrant as specified in its Charter)

Victoria, Australia (State or other jurisdiction of incorporation or organization)	England and Wales (State or other jurisdiction of incorporation or organization)	Victoria, Australia (State or other jurisdiction of incorporation or organization)

Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)	Not Applicable (I.R.S. Employer Identification No.)

55 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9283-3333 (Address and telephone number of Registrant’s principal executive offices)	6 St James’s Square London, SW1Y 4LD, United Kingdom Tel. No.: 011-44-20-7930-2399 (Address and telephone number of Registrant’s principal executive offices)	55 Collins Street Melbourne, Victoria 3000, Australia Tel. No.: 011-61-3-9283-3333 (Address and telephone number of Registrant’s principal executive offices)

Rio Tinto Services Inc. 1343 South 1800 East, Salt Lake City, Utah 84108 Tel. No.: (801) 583-6707 (Name, address and telephone number of agent for service)

Copies of communications to: Kathryn A. Campbell Sullivan & Cromwell 1 New Fetter Lane London, EC4A 1AN, United Kingdom Tel. No.: 011-44-20-7959-8900

Explanatory Note

     This Post-Effective Amendment No. 3 to the Registration Statement on Form F-3 (File No. 333-13558) of Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited (the "Registration Statement") is being filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended, for the purpose of filing an additional exhibit to the Registration Statement (Exhibit No. 99.1) and, accordingly, shall become effective immediately upon filing with the Securities and Exchange Commission. The contents of the Registration Statement (No. 333-13558) are hereby incorporated herein by reference.

Item 9. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

99.1	Consent by J P Morgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, to the change of the agent for service of process under the Indenture, dated as of 6 January 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Rio Tinto Finance (USA) Limited, Rio Tinto plc and Rio Tinto Limited certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form F-3 and have duly caused this Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-13558) to be signed on their behalf by the undersigned, thereunto duly authorized, in London, England and in Melbourne, Australia, effective as of 6 January 2003.

RIO TINTO FINANCE (USA) LIMITED		RIO TINTO PLC		RIO TINTO LIMITED

By:	/s/K Barry	By:	/s/A V Lawless	By:	/s/A V Lawless
Name:	K Barry	Name:	A V Lawless	Name:	A V Lawless
Title:	Director	Title:	Secretary	Title:	Assistant Secretary

EXHIBITS

Exhibit Number	Description of Document

99.1	Consent by J P Morgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, to the change of the agent for service of process under the Indenture, dated as of 6 January 2003.